UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

THE BOYDS COLLECTION, LTD.

(Exact name of registrant as specified in its charter)

Maryland	001-14843	52-1418730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 South Street

McSherrytown, Pennsylvania 17344

(Address of Principal executive offices, including  Zip Code)

(717) 633-9898

(Registrant’s telephone number, including area code)

None.

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in this Current Report on Form 8-K under Item 5.02, “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers,” and the press release of The Boyds Collection, Ltd. (the “Company”) dated May 25, 2006 attached to this Form 8-K as Exhibit 99.1, are each incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On May 24, 2006, the Company and Jan L. Murley, the Company’s Chief Executive Officer, entered into a Termination Agreement (the “Agreement”) pursuant to which Ms. Murley will be removed as the Company’s Chief Executive Officer effective on the earlier to occur of (i) the effective date of the Company’s plan of reorganization and (ii) June 30, 2006. In the event that the effective date of the Company’s plan of reorganization occurs prior to June 30, 2006, the Company will employ Ms. Murley in the role of Transition Advisor effective as of the effective date of the Company’s plan of reorganization and continuing through June 30, 2006. Ms. Murley’s employment with the Company will terminate on July 1, 2006. Ms. Murley will continue to receive her current salary and benefits through June 30, 2006.

In accordance with, and subject to the Order Approving the Debtors’ Key Employee Retention Program (the “KERP Order”), which approved the Debtor’s motion providing for certain retention and severance payments to certain of the Company’s key employees, Ms. Murley shall be entitled to receive $500,000 constituting severance, which shall be paid in 12 equal monthly installments commencing on July 1, 2006 (the “Severance Payments”). The aggregate amount of the Severance Payments shall be reduced by 75% of the aggregate value of any Retention Payments and Potential Performance Pay (each as defined in the KERP Order) paid to Ms. Murley in accordance with the terms of the KERP Order. Ms. Murley shall be eligible to receive a Retention Payment under the KERP Order in connection with the effective date of the plan of reorganization. Ms. Murley shall also be eligible to receive the Potential Performance Pay contemplated under the KERP Order for the second quarter of 2006. The Company shall make all premium payments on Ms. Murley’s behalf for health care benefits for a period of twelve months following July 1, 2006.

(c) On May 24, 2006, the Board of Directors of the Company appointed Robert Coccoluto as Chief Executive Officer and Peter Frost as Chief Operating Officer effective, in each case, upon the earlier to occur of (i) the effective date of the Company’s plan of reorganization and (ii) June 30, 2006. The Board of Directors of the Company also appointed Michael Prager as President effective immediately.

Mr. Coccoluto, age 63, previously served as President and Chief Financial Officer of the Company from 1997 to 2001. In 2001, he founded Advanced Design Group, which designed and marketed unique garden decorations and served as Chief Executive Officer. In 2004, he joined Frost Associates where he has served as a management and Mergers & Acquisitions advisor to companies in the gift and home décor industries.

Mr. Frost, age 59, previously served as Vice President of Finance and Chief Financial Officer of the Company from 1999-2002. In 2002, he joined Gotham Golf Partners, an owner/operator of 26 golf courses, as Chief Financial Officer. In 2003, he founded Frost Associates where he serves as a management and Mergers & Acquisitions advisor to companies in the gift industry.

Mr. Prager, age 42, joined the Company in 2004 and served as Vice President, Sales until 2005 when he became Group Vice President, Wholesale of the Company. Prior to joining the Company, Mr. Prager was Vice President, Sales at The Timberland Company from 2001 to 2004. From 1995 to 2001, Mr. Prager was employed by Johnson & Johnson where he served in several executive level positions in the sales and marketing division.

In addition, the Board of Directors approved the terms of the Employment Agreement (“CEO Employment Agreement”) between the Company and Mr. Coccoluto and the terms of the Employment Agreement (“COO Employment Agreement”) between the Company and Mr. Frost and authorized certain officers of the Company to execute the CEO Employment Agreement and COO Employment Agreement. It is expected that the CEO

Employment Agreement and COO Employment Agreement will be executed upon the effective date of the Company’s plan of reorganization. Brief descriptions of the material terms of these agreements are provided below. All terms of such agreements, including those set forth below, are in all respects subject to revision or modification approved by the executing officer in his sole discretion. The Company anticipates securing the approval of these agreements by the United States Bankruptcy Court of the District of Maryland.

The CEO Employment Agreement provides that Mr. Coccoluto will serve as Chief Executive Officer until December 31, 2006, unless employment is earlier terminated pursuant to the CEO Employment Agreement. The term of employment shall be automatically extended for an additional one-year period, unless the Company or Mr. Coccoluto provides the other party written notice at least sixty days prior to December 31, 2006 of its intention not to extend the term of employment. Mr. Coccoluto shall be entitled to an annualized base salary of not less than $250,000 subject to increase, if any, as may be approved in writing by the Board of Directors, but not to decrease from the then current base salary. Mr. Coccoluto shall be eligible for an annual incentive bonus award determined by the Board of Directors in respect of each fiscal year during the term of employment ranging from 0 to 50% of base salary. The actual annual bonus payable in respect of each fiscal year shall be based upon the level of achievement of annual Company and individual performance objectives for such fiscal year, as determined by the Board of Directors, in its sole discretion, and communicated to Mr. Coccoluto. Mr. Coccoluto shall be entitled to participate in health, insurance, retirement and other perquisites and benefits generally provided to other senior executives of the Company. If Mr. Coccoluto is terminated without cause or he terminates his employment for good reason, subject to certain conditions, he shall be entitled to half of his then current base salary and annual bonus payable over six months from the date of his termination as well as the continuation of health benefits for that period. Mr. Coccoluto is prohibited from competing with the Company for a period of six months following termination of his employment with the Company. In the event that Mr. Coccoluto is required to relocate from Minnesota to Gettysburg, Pennsylvania, the Company shall reimburse him for the reasonable cost of such relocation, in accordance with the Company’s policy, as in effect from time to time.

The COO Employment Agreement provides that Mr. Frost will serve as Chief Operating Officer until December 31, 2006, unless employment is earlier terminated pursuant to the COO Employment Agreement. The term of employment shall be automatically extended for an additional one-year period, unless the Company or Mr. Frost provides the other party written notice at least sixty days prior to December 31, 2006 of its intention not to extend the term of employment. Mr. Frost shall be entitled to an annualized base salary of not less than $200,000 subject to increase, if any, as may be approved in writing by the Board of Directors, but not to decrease from the then current base salary. Mr. Frost shall be eligible for an annual incentive bonus award determined by the Board of Directors in respect of each fiscal year during the term of employment ranging from 0 to 50% of base salary. The actual annual bonus payable in respect of each fiscal year shall be based upon the level of achievement of annual Company and individual performance objectives for such fiscal year, as determined by the Board of Directors, in its sole discretion, and communicated to Mr. Frost. Mr. Frost shall be entitled to participate in health, insurance, retirement and other perquisites and benefits generally provided to other senior executives of the Company. If Mr. Frost is terminated without cause or he terminates his employment for good reason, subject to certain conditions, he shall be entitled to half of his then current base salary and annual bonus payable over six months from the date of his termination as well as the continuation of health benefits for that period. Mr. Frost is prohibited from competing with the Company for a period of six months following termination of his employment.

A copy of our press release issued on May 25, 2006 is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on May 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BOYDS COLLECTION, LTD.

	By:	/s/ Michael A. Prager
Date: May 31, 2006		Name:	Michael A. Prager
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on May 25, 2006.